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                                                                    EXHIBIT 99.1


                     TRANSWITCH CORPORATION REPORTS RECORD
                     REVENUES AND PROFITABLE FOURTH QUARTER

     SHELTON, Conn--Feb. 4, 1998--TranSwitch Corporation (NASDAQ:TXCC) announced today the financial results for its fourth quarter and the fiscal year which ended December 31, 1997.

     Total revenues for the fourth quarter of 1997 were $8,334,000, an increase of 99% above the revenue of $4,190,000 reported for the same period in 1996. In addition, the Company reported net income of $433,000, or $.03 per share, for the fourth quarter of 1997. Total revenues for the year ended December 31, 1997, were $27,084,000, an increase of 38% over the $19,650,000 reported for 1996. The Company reported a net loss of ($1,873,000), or ($.15) per share, for the year ended December 31, 1997, compared to a net loss of ($10,077,000), or ($.86) per share, for the year ended December 31, 1996.

     "We are very pleased with our fourth quarter results and our overall performance in 1997. We have had good growth in all three of our targeted end-markets, namely worldwide public network infrastructure, Internet infrastructure, and corporate wide area network. In addition, we are excited about our design-win momentum, both in quality and quantity. For instance, we have had significant design-wins in 1997 in Bay Networks, Cisco, and Ericsson," commented Dr. Santanu Das, president and chief executive officer of TranSwitch Corporation. "Our bookings were strong throughout the year, and we had operating profits in Q3 and Q4. As a result of strong revenue growth and attention to product cost and expense control during the year, both gross margins and operating margins for the year improved. Our year-end '97 cash grew to $21,618,000 because of strong cash management and a financing through a private placement for $14,500,000," continued Dr. Das.

     "Our strategy in 1997 was to grow our revenue significantly, while holding our expenses in R&D and G&A at about the same level as in 1996. We believe this strategy has paid off, and our intention is to continue a similar strategy in 1998," commented Dr. Das. "Our target end-markets are growing at a significant rate and we believe we are very well-positioned to benefit from this growth, as we now have a well-balanced product portfolio and a number of super products in the pipeline," continued Dr. Das.

     "In summary, we feel 1997 was a good year from the bookings and revenue point of view. Our balance sheet today is stronger than ever. We also have good design-win momentum and strong customer alliances in place. As a result, we look forward to 1998 and beyond with positive anticipation," concluded Dr. Das. Forward-looking statements in this release, including without limitation, statements made in the three final paragraphs of this news release, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of dependence on third-party VLSI fabrication facilities, intellectual
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property rights and litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the telecommunications and data communications markets and the semiconductor industry specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission.

     Headquartered in Shelton, Connecticut, TranSwitch Corporation specializes in the design, development and marketing of highly integrated digital and mixed-signal semiconductor solutions for the telecommunications and data communications markets. The Company has sold its telecommunications and data communications VLSI devices to more than 300 customers worldwide. Our targeted end-markets include worldwide public network infrastructure, Internet infrastructure, and corporate wide area network (WAN), as well as government, university and private laboratories. Detailed information on TranSwitch products, news announcements, seminars, service and support is available on TranSwitch's home page at the World Wide Web site -http://www.transwitch.com.

                             TRANSWITCH CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                 DEC. 31,                           Dec. 31,
          (in thousands,                  --------------------------           -------------------------
      except per share data)                 1997             1996               1997             1996
                                          ----------        --------           ---------       ---------
Total Revenues                               $ 8,334         $  4,190          $ 27,084        $  19,650
Total cost of revenues                         3,249            6,094            11,254           13,806
Gross Profit                                   5,085           (1,904)           15,830            5,844
 Operating expenses:
  Research and development                     2,353            2,594             9,194            8,928
  Marketing and sales                          1,888            1,548             6,858            5,454
  General and administrative                     680              809             2,288            2,229
Total operating expenses                       4,921            4,951            18,340           16,611
Operating income (loss)                          164           (6,855)           (2,510)         (10,767)
Interest income, net                             269              104               637              690
Net income (loss)                            $   433          ($6,751)          ($1,873)        ($10,077)
Basic earnings per share                       $0.04           ($0.57)           ($0.15)          ($0.86)
Diluted earnings per share                     $0.03           ($0.57)           ($0.15)          ($0.86)
Basic average shares outstanding              12,300           11,887            12,152           11,751
Diluted average shares outstanding            14,388           11,887            12,152           11,751

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                          CONSOLIDATED BALANCE SHEETS


                                                           Dec. 31, 1997             Dec. 31, 1996
                                                           -------------             -------------
Assets
Cash and short term investments                                 $21,618                   $12,688
Accounts receivable, net                                          4,528                     2,893
Inventory, net                                                    4,812                     3,524
Other current assets                                                815                       305
Total current assets                                             31,773                    19,410
Property and equipment, net                                       3,816                     2,647
Product licenses                                                  1,000                     1,254
Total assets                                                    $36,589                   $23,311
Liabilities and Stockholders' equity
Accounts payable                                                $ 1,350                   $ 1,805
Other accrued liabilities                                         4,822                     2,955
Total current liabilities                                         6,172                     4,760
Product licenses, less current portion                              331                     1,252
Total stockholders' equity                                       30,086                    17,299
Total liabilities & stockholders' equity                        $36,589                   $23,311

CONTACT:
TranSwitch Corporation
Michael F. Stauff, Chief Financial Officer
Phone: 203/929-8810

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